EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


     We have issued our report dated July 8, 2004, accompanying the financial statements of InterDigital Communications Corporation Savings and Protection Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation of said report in the Registration Statement of InterDigital Communications Corporation on Form S-8 (File No. 333-66626, effective August 2,
2001)



/s/Grant Thornton LLP
---------------------
Philadelphia, Pennsylvania
June 28, 2005


                                     - 21 -